Exhibit 99.1

NEWS RELEASE

Biometric ID Provider BIO-key Closes $1M Private Placement

 at $3.60 per Share and Secures $5M Committed Equity Facility

Wall, NJ, May 3, 2017 – BIO-key International, Inc. (OTCQB: BKYI), an innovative provider of biometric software and hardware solutions for strong and convenient user authentication, today announced two funding initiatives to support the goals of up-listing its common stock to Nasdaq and providing enhanced working capital flexibility.

BIO-key raised $1 million through the sale of common stock priced at $3.60 per share, a 42% premium to yesterday’s closing price, in a private placement with an existing investor and member of its Board. Additionally, BIO-key has secured a $5 million Common Stock Purchase Agreement with a 36-month term from an accredited institutional investor. BIO-key, at its sole discretion, is able to sell up to a total of $5 million of its common stock to the institutional investor in a series of transactions with a floor price no lower than $3.60 per share, provided certain conditions are met, including the Company’s stock trading in excess of $3.83 per share.

BIO-key does not have any near-term plans to utilize the facility but has put it in place to provide a source of future funding as it seeks to up-list its shares to Nasdaq and to enable it to move quickly to fund future potential business opportunities.

Earlier last month, BIO-key appointed Robert J. Michel to its Board of Directors, to serve as Chair of its Audit Committee. As a CPA with over thirty years of accounting and financial management experience, Mr. Michel meets Nasdaq requirements for an audit committee financial expert and will chair the Audit Committee.

Michael DePasquale, CEO of BIO-key, said, "We are grateful for the continued strategic and financial support of our investors as we seek to position BIO-key for listing on the Nasdaq Capital Market. The funding initiatives - both priced well above the recent trading prices of BIO-key shares – are intended to support our ongoing growth in the business and Nasdaq up-listing plan.

"We believe that we are off to a good start in 2017. As we mentioned on our last quarterly call, revenue for Q1 2017 was tracking over $1M, versus $0.4M in the first quarter last year. The rate of adoption for our authentication solutions has been growing at an encouraging pace, and we anticipate the momentum to continue for the remainder of the year. We look forward to providing a more detailed business and corporate updates when we report Q1 results in mid May."

The offer and sale of the securities in the above transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and any applicable state securities laws or an applicable exemption from such registration.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer or sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About BIO-key www.bio-key.com

BIO-key is revolutionizing authentication as our easy-to-use biometric solutions enable convenient and secure access to information and financial transactions. We eliminate passwords, PINs, tokens and cards and make it easy for enterprises and consumers to secure their devices as well as information in the cloud. Our premium finger scanning devices SideTouch, SideSwipe, EcoID, and SidePass offer market-leading quality, performance and price. Now anyone can BIO-key their world!

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, market acceptance of biometric solutions generally and our specific offerings, our ability to expand into the Asian market, the impact on our business of the recent financial crisis in the global capital markets, and negative global economic trends, and our ability to attract and retain key personnel. For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made.

Investor & Media Contacts:

William Jones, David Collins

Catalyst Global

212-924-9800

bkyi@catalyst-ir.com